As filed with the Securities and Exchange Commission on April 27, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA STONE INC.

(Exact name of registrant as specified in its charter)

Delaware	043837082
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1919 North Lynn St., 7th Fl, Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

2006 Incentive Option Plan

2009 Omnibus Incentive Plan

(Full title of the plan)

Michael C. Wu

General Counsel

1919 North Lynn Street

7th Floor

Arlington, Virginia 22209

Telephone: 800-788-0822

Copies to:

Brian P. Fenske.

Fulbright & Jaworski L.L.P.

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.00005 par value per share
—Outstanding under the 2006 Incentive Option Plan	1,714,362	(2)	$7.13	(3)	$12,223,401.06	$683
—Outstanding under the 2009 Omnibus Incentive Plan	342,214		$18.00	(3)	$6,159,852.00	$344
—To be issued under the 2009 Omnibus Incentive Plan	2,095,530		$25.795	(4)	$54,054,196.35	$3,017

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plans as a result of stock splits, stock dividends or similar transactions.

(2) No new awards will be made under the 2006 Incentive Option Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose calculating the registration fee.  The price per share represents the weighted average exercise price for outstanding options under the plan.

(4) Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose calculating the registration fee, based upon the average high and low prices of the Common Stock on April 23, 2009, as reported on the NYSE.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified by Part I, Items 1 and 2, of Form S-8 have been or will be delivered to participants in the 2006 Incentive Option Plan and the 2009 Omnibus Incentive Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act and the instructions to Form S-8.  In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

Rosetta Stone Inc., or the Registrant, hereby incorporate by reference into this Registration Statement the following documents and information previously filed with the Commission:

(i)           Our prospectus filed pursuant to Rule 424(b) under the Securities Act with the Commission on April 16, 2009, relating to our Registration Statement on Form S-1 (File No. 333-153632) and which includes audited financial statements for our latest fiscal year;

(ii)           The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-34283) filed with the Commission on April 13, 2009, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended  (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    Description of Securities.

Not applicable.

ITEM 5.    Interest of Named Experts and Counsel.

Not applicable.

ITEM 6.    Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under some circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s second amended and restated certificate of incorporation, which will become effective upon the closing of this offering, includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•    for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•    for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•    under Section 174 of the Delaware General Corporation Law regarding unlawful dividends, stock purchases and redemptions; or

•    for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the Registrant’s second amended and restated bylaws, which will become effective upon the closing of this offering, provide that:

• the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions where indemnification is not permitted by applicable law;

• the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law; and

• the rights conferred in the second amended and restated bylaws are not exclusive.

In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of the Registrant’s officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains directors’ and officers’ insurance to cover its directors and officers for specific liabilities, including coverage for public securities matters.

The indemnification provisions in the Registrant’s second amended and restated certificate of incorporation and second amended and restated bylaws and the indemnity agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.

Reference is made to Item 9 below for the Company’s undertakings with respect to indemnification for liabilities arising under the Securities Act.

ITEM 7.    Exemption from Registration Claimed.

Not Applicable.

ITEM 8.    Exhibits.

Exhibit No.	Exhibit Description

4.1*	Specimen certificate evidencing shares of common stock
5.1	Opinion of Fulbright & Jaworski L.L.P. regarding legality of securities being registered
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page to this Registration Statement)
99.1*	2006 Incentive Option Plan and forms of agreements thereunder
99.2*	2009 Omnibus Incentive Plan and forms of agreements thereunder

*            Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-153632), as declared effective on April 15, 2009

ITEM 9.    Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on April 27, 2009.

ROSETTA STONE INC.

By:	/s/ TOM P. H. ADAMS
Tom P. H. Adams
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Rosetta Stone Inc., hereby severally constitute and appoint Tom P. H. Adams and Michael Wu, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ TOM P. H. ADAMS	Chief Executive Officer (Principal Executive Officer)	April 27, 2009
Tom P. H. Adams

/s/ BRIAN D. HELMAN	Chief Financial Officer	April 27, 2009
Brian D. Helman	(Principal Financial and Accounting Officer)

/s/ LAURA L WITT	Director	April 27, 2009
Laura L. Witt

/s/ PHILLIP A. CLOUGH	Director	April 27, 2009
Phillip A. Clough

/s/ JOHN T. COLEMAN	Director	April 27, 2009
John T. Coleman

/s/ LAURENCE FRANKLIN	Director	April 27, 2009
Laurence Franklin

/s/ PATRICK W. GROSS	Director	April 27, 2009
Patrick W. Gross

/s/ JOHN E. LINDAHL	Director	April 27, 2009
John E. Lindahl

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1*	Specimen certificate evidencing shares of common stock
5.1	Opinion of Fulbright & Jaworski L.L.P. regarding legality of securities being registered
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page to this Registration Statement)
99.1*	2006 Incentive Option Plan and forms of agreements thereunder
99.2*	2009 Omnibus Incentive Plan and forms of agreements thereunder

*            Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-153632), as declared effective on April 15, 2009